UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2006

Municipal Mortgage & Equity, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-11981	52-1449733
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

621 E Pratt Street, Suite 300, Baltimore, Maryland		21202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(443) 263-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

MMA Realty Capital Repurchase Subsidiary, LLC ("MRC-RS"), an indirect wholly owned subsidiary of the registrant, has entered into a Mortgage Asset Purchase Agreement, dated as of June 15, 2006, and other ancillary agreements (collectively, the "Repurchase Facility") with Wachovia Bank, National Association (the "Bank"). The Repurchase Facility provides for the Bank to purchase up to $260,000,000 of certain qualifying mortgage loan assets from MRC-RS, subject to MRC-RS’s obligation to repurchase such mortgage loan assets from the Bank and the other terms and conditions of the Repurchase Facility. These mortgage loan assets will be repurchased by MRC-RS from the Bank by September 13, 2006, at which time the facility expires. MRC-RS may, at its option, repurchase mortgage loan assets prior to the expiration of the Facility. The registrant has guaranteed all obligations of MRC-RS under the Repurchase Facility, and the stock of MRC-RS has been pledged to the Bank as collateral for its obligations under the Repurchase Facility.

The Repurchase Facility provides for the Bank to receive an investment return rate with respect to each mortgage loan asset purchased, based on the time during which the Bank holds the mortgage loan asset, at the one month London Interbank Offered Rate plus a spread.

The Repurchase Facility requires the registrant to maintain a minimum consolidated tangible net worth, a maximum consolidated leverage ratio, minimum liquidity, a maximum consolidated senior indebtedness ratio, and a minimum consolidated interest and distributions coverage ratio. The Repurchase Facility also requires MRC-RS to post additional collateral to the Bank in the event that the value of the mortgage loan assets purchased by the Bank declines below certain thresholds.

The Repurchase Facility contains customary events of default including, among others, (a) the failure of MRC-RS to repurchase a mortgage loan asset at the time required, (b) the failure to pay the principal and interest received by MRC-RS for mortgage loan assets sold under the facility, (c) the failure to pay certain other amounts required to be paid under the facility, (d) breach of representations, warranties or covenants, (e) the insolvency of the registrant, MRC-RS or certain other affiliates of the registrant, and (f) the acceleration of certain other indebtedness. Upon the occurrence of such events, among other remedies, the Bank may accelerate the repurchase date for the mortgage loan assets.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Mortgage Asset Purchase Agreement, dated as of June 15, 2006, with Wachovia Bank, National Association (the "Bank").

10.2 Custodial Agreement, dated as of June 15, 2006, by and among MMA Realty Capital Repurchase Subsidiary, LLC, the Bank and Wells Fargo Bank, National Association, as the custodian.

10.3 Pledge and Security Agreement, dated as of the June 15, 2006, by MMA Capital Corporation, as the pledgor, for the benefit of the Bank.

10.4 Guaranty Agreement, dated as of June 15, 2006, by the registrant, for the benefit of the Bank.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Municipal Mortgage & Equity, LLC

June 21, 2006	By:	Greg Thor

Name: Greg Thor
Title: Senior Vice President and Controller

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Mortgage Asset Purchase Agreement, dated as of June 15, 2006, with Wachovia Bank, National Association (the "Bank")
10.2	Custodial Agreement, dated as of June 15, 2006, by and among MMA Realty Capital Repurchase Subsidiary, LLC, the Bank and Wells Fargo Bank, National Association, as the custodian
10.3	Pledge and Security Agreement, dated as of the June 15, 2006, by MMA Capital Corporation, as the pledgor, for the benefit of the Bank
10.4	Guaranty Agreement, dated as of June 15, 2006, by the registrant, for the benefit of the Bank